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                                                                     EXHIBIT 5.1


                           [SNELL & WILMER LETTERHEAD]

                                 April 17, 2002

Board of Directors
Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85053

Ladies and Gentlemen:

         We have acted as counsel to Hypercom Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the sale, from time to time, by certain stockholders of the Company (the "Selling Stockholders") identified in the prospectus (the "Prospectus") which forms a part of the Registration Statement, in the manner described in the Prospectus, of up to an aggregate of 7,870,000 shares of the Company's common stock, par value $.01 per share (the "Shares").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Prospectus, the Warrants, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be sold by the Selling Stockholders in the manner described in the Prospectus under the captions "Selling Stockholders" and "Plan of Distribution" have been duly authorized by all requisite corporate action, and have been validly issued, fully paid for and are non-assessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

         We also consent to the incorporation by reference of this opinion in any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Snell & Wilmer, L.L.P.

                                                     Snell & Wilmer, L.L.P.